Exhibit 99

[WENDY’S INTERNATIONAL, INC. LOGO]

Wendy’s International, Inc. announces progress on its strategic initiatives

DUBLIN, Ohio (Dec. 1, 2005) – Wendy’s International, Inc. (NYSE: WEN) today updated certain elements of its comprehensive plan to improve the performance of the overall Company and its Wendy’s® business, as well as enhance value for its shareholders. The Company initially announced these strategic initiatives in July 2005.

Company files registration statement for IPO of Tim Hortons shares

A Form S-1 registration statement was filed today with the United States Securities and Exchange Commission for a 15 to 18 percent initial public offering (IPO) of Tim Hortons Inc. The Company continues to target March 2006 for the Tim Hortons IPO, and plans to list shares on both the New York Stock Exchange and Toronto Stock Exchange. The stock symbol will be THI. Tim Hortons Inc.’s reporting currency will be Canadian dollars.

Management expects to complete in the fourth quarter the sale of certain Wendy’s real estate assets and the closing of 40 to 45 underperforming Wendy’s restaurants

The Company expects to record in the fourth quarter of 2005 approximately $60-70 million in pretax asset gains and approximately $200 million in cash proceeds from selling certain Wendy’s real estate properties to franchisees and third parties. The number of Wendy’s properties sold is expected to be approximately 200.

The Company also expects to record during the fourth quarter approximately $23-28 million in pretax charges for the closing of 40-45 underperforming Wendy’s restaurants that were negatively impacting profits and returns, and to reflect the net realizable value of a market held for disposition.

Company expects fourth-quarter non-cash goodwill writedown and asset impairment for Tim Hortons U.S.

The Company expects to record during the fourth quarter a non-cash pretax charge of approximately $25 million for the writedown of goodwill for Tim Hortons U.S., which resulted from the 2004 acquisition of restaurants in New England. The Company disclosed in July and again in October it would review its business units during the fourth quarter for any potential impairment of goodwill.

The Company also expects to record during the fourth quarter a non-cash pretax charge of $15-20 million for the impairment of fixed assets associated with certain Tim Hortons® restaurants in New England that were acquired in 2004.

The Company plans to close five Tim Hortons restaurants in the U.S. by year-end 2005, in its normal course of business, which is expected to result in a pretax charge of $1-2 million. The closings will include two kiosks in New England and three restaurants in other markets. Tim Hortons remains committed to the New England market and the brand’s future success there. Tim Hortons has restaurant openings planned in the U.S. and New England in the fourth quarter. Management has adjusted the time frame for reaching its store development goal of 500 Tim Hortons restaurants in the U.S. from the end of 2007 to the end of 2008. As of Oct. 2, 2005, there were 272 Tim Hortons restaurants in the U.S.

Chairman and Chief Executive Officer Jack Schuessler said: “We took decisive actions to position our Wendy’s and Tim Hortons U.S. businesses for improved results and we are on track executing the strategic initiatives we announced earlier this year. We are also on schedule with our S-1 filing today and the IPO in March.”

The Company also announced today that it expects:

• To record during the fourth quarter a non-cash pretax charge of approximately $10 million for the writedown of goodwill for its Cafe Express business, and pretax charges of $3-6 million for the impairment of assets and potential closing of one restaurant in a market.

• To record during the fourth quarter a pretax charge of $2-4 million for closing four underperforming Baja Fresh® Mexican Grill restaurants.

Overall, the Company expects the combined goodwill, asset impairment and store closing pretax charges to total $79-95 million in the fourth quarter. These charges will be partially offset by expected asset gains of $60-70 million from selling approximately 200 Wendy’s real estate properties by year end. The Company continues to anticipate the refranchising of certain Wendy’s stores, resulting in gains in future periods.

The Company’s fourth-quarter tax rate is expected to be affected by changes in the value of the Company’s currency hedge on inter-company notes. The hedge was $500 million (Canadian) and was valued at Canadian $1.16 for tax purposes at the end of the third quarter 2005. For the fourth quarter:

• An increase in the value of the hedge from a $0.01 (Canadian) weakening in the Canadian dollar will increase the Company’s tax expense in U.S. currency by approximately $1.3 million, or $0.01 per share; a decrease in the value of the hedge from a $0.01 (Canadian) strengthening of the Canadian dollar will decrease the Company’s tax expense in U.S. currency by approximately $1.3 million, or $0.01 per share.

The tax expense will be determined by the Canadian exchange rate on the last business day of the Company’s fourth quarter (December 30, 2005). The Company disclosed the currency hedge on October 27, 2005, and said it may impact its tax expense until the hedge is settled. The hedge is expected to be settled in March 2006.

Due to the potential variability associated with the previously mentioned currency hedge, asset gains, and charges for store closings, goodwill impairments and market impairments, the Company cannot reaffirm its 2005 EPS guidance provided on October 27, 2005.

As previously announced, the Company intends to pay off $100 million in 6.35% notes due December 15, 2005 and plans to continue executing its previously announced share repurchase program. The Company may be precluded from repurchasing shares at certain times due to its strategic initiatives and the anticipated IPO.

Tim Hortons IPO statement

A registration statement relating to these securities has been filed with the Securities and Exchange Commission, but has not yet become effective. These securities may not be sold, nor may offers to buy be accepted prior to the time the registration statement becomes effective.

Goodwill and asset impairment calculation

To determine the range of the estimated goodwill charges, management estimated the fair market value of the business based on historical performance, discounted cash flow projections and comparative market data. The Company’s expected impairment of certain markets is in accordance with Statement of Financial Accounting Standards (SFAS) No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets.”

Wendy’s International, Inc. overview

Wendy’s International, Inc. is one of the world’s largest restaurant operating and franchising companies with more than 9,800 total restaurants and quality brands – Wendy’s Old Fashioned Hamburgers®, Tim Hortons and Baja Fresh Mexican Grill. The Company also has investments in two additional quality brands – Cafe Express and Pasta Pomodoro®. More information about the Company is available at www.wendys-invest.com.

Cafe Express is a trademark of Cafe Express, LLC
Pasta Pomodoro is a registered trademark of Pasta Pomodoro, Inc.

CONTACTS:
John Barker: (614) 764-3044 or john_barker@wendys.com
David Poplar (614) 764-3547 or david_poplar@wendys.com

WENDY’S INTERNATIONAL, INC.
Safe Harbor Under the Private Securities Litigation Reform Act of 1995

The Private Securities Litigation Reform Act of 1995 (the “Act”) provides a “safe harbor” for forward-looking statements to encourage companies to provide prospective information, so long as those statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those discussed in the statement. Wendy’s International, Inc. (the “Company”) desires to take advantage of the “safe harbor” provisions of the Act.

Certain information in this news release, particularly information regarding future economic performance and finances, and plans, expectations and objectives of management, is forward looking. The following factors, in addition to other possible factors not listed, could affect the Company’s actual results and cause such results to differ materially from those expressed in forward-looking statements:

Tim Hortons IPO. A Form S-1 registration statement has been filed with the Securities and Exchange Commission as part of the Company’s strategic initiative to sell 15-18% of Tim Hortons in an initial public offering (“IPO”); however, the registration statement has not yet become effective. Changes in Tim Hortons’ business results or market conditions, as well as other factors, could affect the decision to proceed with the IPO. In addition, numerous risks to the Company are inherent in the contemplated IPO. For example, the Company cannot predict the price or demand for the common shares to be sold, and the Company cannot make any assurance of the successful completion of the IPO. Among other things, these factors may affect the aggregate proceeds that the Company may receive in the IPO. During the registration process, the Company will devote resources to completing the IPO, which may divert the attention of the Company and its management team from the operation of its business. Similarly, the Company expects to incur costs of counsel, accountants, underwriters and other advisors during the IPO. The Company may not achieve the operational and financial efficiencies anticipated as part of the IPO.

Competition. The quick-service restaurant industry is intensely competitive with respect to price, service, location, personnel and type and quality of food. The Company and its franchisees compete with international, regional and local organizations primarily through the quality, variety and value perception of food products offered. The number and location of units, quality and speed of service, attractiveness of facilities, effectiveness of advertising and marketing programs, and new product development by the Company and its competitors are also important factors. The Company anticipates that intense competition will continue to focus on pricing. Certain of the Company’s competitors have substantially larger marketing budgets.

Economic, Market and Other Conditions. The quick-service restaurant industry is affected by changes in international, national, regional, and local economic conditions, consumer preferences and spending patterns, demographic trends, consumer perceptions of food safety, weather, traffic patterns, the type, number and location of competing restaurants, and the effects of war or terrorist activities and any governmental responses thereto. Factors such as inflation, food costs, labor and benefit costs, legal claims, and the availability of management and hourly employees also affect restaurant operations and administrative expenses. The ability of the Company and its franchisees to finance new restaurant development, improvements and additions to existing restaurants, and the acquisition of restaurants from, and sale of restaurants to franchisees is affected by economic conditions, including interest rates and other government policies impacting land and construction costs and the cost and availability of borrowed funds.

Importance of Locations. The success of Company and franchised restaurants is dependent in substantial part on location. There can be no assurance that current locations will continue to be attractive, as demographic patterns change. It is possible the neighborhood or economic conditions where restaurants are located could decline in the future, thus resulting in potentially reduced sales in those locations.

Government Regulation. The Company and its franchisees are subject to various federal, state, and local laws affecting their business. The development and operation of restaurants depend to a significant extent on the selection and acquisition of suitable sites, which are subject to zoning, land use, environmental, traffic, and other regulations. Restaurant operations are also subject to licensing and regulation by state and local departments relating to health, sanitation and safety standards, federal and state labor laws (including applicable minimum wage requirements, overtime, working and safety conditions, and citizenship requirements), federal and state laws which prohibit discrimination and other laws regulating the design and operation of facilities, such as the Americans with Disabilities Act of 1990. Changes in these laws and regulations, particularly increases in applicable minimum wages, may adversely affect financial results. The operation of the Company’s franchisee system is also subject to regulation enacted by a number of states and rules promulgated by the Federal Trade Commission. The Company cannot predict the effect on its operations, particularly on its relationship with franchisees, of the future enactment of additional legislation regulating the franchise relationship. The Company’s financial results could also be affected by changes in applicable accounting rules.

Growth Plans. The Company plans to increase the number of systemwide Wendy’s, Tim Hortons and Baja Fresh Mexican Grill restaurants open or under construction. There can be no assurance that the Company or its franchisees will be able to achieve growth objectives or that new restaurants opened or acquired will be profitable.

The opening and success of restaurants depends on various factors, including the identification and availability of suitable and economically viable locations, sales levels at existing restaurants, the negotiation of acceptable lease or purchase terms for new locations, permitting and regulatory compliance, the ability to meet construction schedules, the financial and other development capabilities of franchisees, the ability of the Company to hire and train qualified management personnel, and general economic and business conditions.

International Operations. The Company’s business outside of the United States is subject to a number of additional factors, including international economic and political conditions, differing cultures and consumer preferences, currency regulations and fluctuations, diverse government regulations and tax systems, uncertain or differing interpretations of rights and obligations in connection with international franchise agreements and the collection of royalties from international franchisees, the availability and cost of land and construction costs, and the availability of experienced management, appropriate franchisees, and joint venture partners. Although the Company believes it has developed the support structure required for international growth, there is no assurance that such growth will occur or that international operations will be profitable.

Disposition of Restaurants. The disposition of company operated restaurants to new or existing franchisees is part of the Company’s strategy to develop the overall health of the system by acquiring restaurants from, and disposing of restaurants to, franchisees where prudent. The realization of gains from future dispositions of restaurants depends in part on the ability of the Company to complete disposition transactions on acceptable terms.

Transactions to Improve Return on Investment. The sale of real estate previously leased to franchisees is generally part of the program to improve the Company’s return on invested capital. There are various reasons why the program might be unsuccessful, including changes in economic, credit market, real estate market or other conditions, and the ability of the Company to complete sale transactions on acceptable terms and at or near the prices estimated as attainable by the Company.

Joint Venture to Manufacture and Distribute Par-Baked Products for Tim Hortons Restaurants. The success of the joint venture to manufacture and distribute par-baked products for Tim Hortons restaurants could be affected by a number of factors, including many of the factors set forth above. In addition, the realization of expected levels of production efficiencies, and actual product distribution costs and costs incurred to equip Tim Hortons restaurants for par-baked products occurring within expected ranges, could affect actual results.

Mergers, Acquisitions and Other Strategic Transactions. The Company intends to evaluate potential mergers, acquisitions, joint venture investments, alliances, vertical integration opportunities and divestitures as part of its strategic planning initiative. These transactions involve various inherent risks, including accurately assessing the value, future growth potential, strengths, weaknesses, contingent and other liabilities and potential profitability of acquisition candidates; the potential loss of key personnel of an acquired business; the Company’s ability to achieve projected economic and operating synergies; and unanticipated changes in business and economic conditions affecting an acquired business.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. The Company undertakes no obligation to publicly release any revisions to the forward-looking statements contained in this release, or to update them to reflect events or circumstances occurring after the date of this release, or to reflect the occurrence of unanticipated events.